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                                                                     Exhibit 5








                              February 17, 1994


Board of Directors
Trans Financial Bancorp, Inc.
500 East Main Street
Bowling Green, Kentucky 42101

Gentlemen:

     We have acted as counsel to Trans Financial Bancorp, Inc., a Kentucky corporation (the "Company"), in connection with the Agreement and Plan of Reorganization and related Plan of Merger, each dated December 27, 1993, between the Company and Peoples Financial Services, Inc. (the "Merger Agreement") and the registration of 1,302,274 shares of the Company's common stock (the "Shares") on the Registration Statement on Form S-4 (the "Registration Statement") to be issued by the Company pursuant to the Merger Agreement. The Registration Statement is being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

     We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

     Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the Registration Statement and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.


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Board of Directors
Trans Financial Bancorp, Inc.
February 17, 1994
Page 2.



        We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

        We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factural matters occurring subsequent to the date of this opinion.

        We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Opinion" in the prospectus included in the Registration Statement.

                                        Sincerely,

                                        WYATT, TARRANT & COMBS

                                        /s/ Wyatt, Tarrant & Combs